EXHIBIT 10.30


                                ESCROW AGREEMENT
                    BETWEEN STRADLING YOCCA CARLSON & RAUTH,
                          AUTOTRADECENTER.COM INC. AND
                               NETCHEMISTRY, INC.

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT ("Escrow Agreement") is made and entered into July 26, 2001, by and among STRADLING YOCCA CARLSON & RAUTH, a professional corporation ("Stradling" or "Escrow Agent"), AUTOTRADECENTER.COM INC., an Arizona corporation ("ATC"), NETCHEMISTRY, INC., a Delaware corporation ("NetChemistry").

                                    RECITALS

         A. ATC and NetChemistry have entered into (1) that certain Agreement for Professional Services dated September 27, 2000 (the "2000 Agreement") which has expired; (2) that certain NetChemistry Professional Services Agreement, dated March 9, 2001, which was superseded by that certain Professional Consulting Services Agreement dated March 21, 2001 (the "March 21, 2001 Development Agreement"), which expires July 31, 2001 (collectively, the "2001 Agreements"); and (3) that certain Agreement for Professional Services dated May 1, 2000, related to managed hosting services (the "Web Hosting Agreement," and together with the 2000 Agreement and 2001 Agreement, the "Related Agreements"), which expires April 30, 2002.

         B. ATC and NetChemistry desire to establish an escrow account with Escrow Agent into which ATC shall deposit certain payments to NetChemistry under the Related Agreements and NetChemistry shall deposit certain work product produced under the 2000 Agreement and 2001 Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth herein, the parties hereto agree as follows:

             1. INITIAL PAYMENTS AND DEPOSITS. Concurrently with the execution and delivery of this Escrow Agreement,

             (a) ATC shall pay $103,275 to NetChemistry as partial payment of amounts owed pursuant to the Related Agreements;

             (b) NetChemistry and ATC shall execute and deliver that certain Amendment No. 1 to the Web Hosting Agreement (the "Amendment");

             (c) ATC shall pay to NetChemistry the "Fees", as defined in the Amendment, in the additional sum of $45,900; and

             (d) ATC and NetChemistry shall execute and deliver to Escrow Agent counterpart originals, separately executed, of that certain Settlement Agreement and Release of even date herewith (the "Settlement Agreement"), together with a "Stipulation for Dismissal" in the form of Exhibit "A" to the Settlement Agreement.

             2. ESCROW ACCOUNT. Stradling will act as Escrow Agent in connection with this Escrow Agreement. As Escrow Agent, Stradling will establish an escrow account (the "Escrow Account"), and will denominate the account as follows:
"AutoTradeCenter.com Inc. - Escrow."

             (a) Upon execution of this Escrow Agreement, ATC shall deliver to the Escrow Agent a promissory note issued to NetChemistry in the principal amount of $309,825 (the "Note"), in the form of EXHIBIT F attached hereto, the payment of which shall be guaranteed by Eagle Capital Group, L.L.C. ("Eagle"), pursuant to a guaranty in the form of EXHIBIT G attached hereto (the "Guaranty"). Concurrent with the execution and delivery of this escrow agreement, ATC and Eagle shall deliver the Guaranty to NetChemistry. Upon ATC receiving the Verification Notice pursuant to SECTION 2(D) from SilverStream Software, Inc., ("SilverStream") , ATC shall provide to Escrow Agent funds in the amount of $309,825 (the "Escrow Funds"), in the form of cash, wire transfer, or bank or cashier's check immediately payable to NetChemistry, representing payment of all principal due under the Note. Escrow Agent shall hold the Escrow Funds in the Escrow Account.

             (b) NetChemistry shall deliver to Escrow Agent the software and related materials described in subsections (1) through (4) below of this Section 2(b) (collectively referred to herein as the "Software Deliverables"). The Software Deliverables are intended to be, and shall be, all of the software Utilized to Operate the ATCADVANTAGE Web Site with the exception of the Excluded Software, as defined below. As used herein, software "Utilized to Operate the ATCADVANTAGE Web Site" shall include such software, and only such software, as may be in actual, current use, as of the date of this Escrow Agreement, and during the term hereof, in the operation and management by NetChemistry of the websites located at WWW.HFCARSALES.COM, WWW.VOLVORIDE.COM, WWW.SUZUKIPROLINE.COM, WWW.ATCAUCTIONLINK.COM, and FTP.ATCADVANTAGE.COM (collectively, the "ATCADVANTAGE Web Site"), and any Work Product, as defined hereinbelow, including such Work Product developed for ATC by NetChemistry during the term of this Escrow Agreement. The Software Deliverables shall consist of the following:

                 (1) All computer software code (including source code and object code), routines, processes, procedures, software engines, tools, modules, rules, methods, and libraries and all patents and patentable subject matter, copyrights, and copyrightable subject matter and all trade secrets of any kind developed by NetChemistry under the 2000 Agreement, except for those proprietary modules which shall remain the property of NetChemistry as follows:

                           User Authorization
                           User Authentication
                           User Administration

                           All custom Perl distribution modules
                           All development tools
                           All CGI programs which run the following
                                    *       page/data display
                                    *       navigation
                                    *       database access
                                    *       data feeds/transmissions
                                    *       e-mail
                                    *       data transfer
                           Any NetChemistry copyrighted programs & materials

                 (2) All computer software code (including source code and object code), routines, processes, procedures, software engines, tools, modules, rules, methods, libraries, site plans, design documents, and schemas, and all patents and patentable subject matter, copyrights, and copyrightable subject matter and all trade secrets of any kind developed by NetChemistry under the 2001 Agreements.

                 (3) All computer software code, if any, (including source code and object code), routines, processes, procedures, software engines, tools, modules, rules, methods, and libraries and all patents and patentable subject matter, copyrights, and copyrightable subject matter and all trade secrets of any kind developed by NetChemistry under the Web Hosting Agreement, except for those proprietary modules which shall remain the property of NetChemistry as follows:

                           User Authorization
                           User Authentication
                           User Administration
                           All custom Perl distribution modules
                           All development tools
                           All CGI programs which run the following
                                    *       page/data display
                                    *       navigation
                                    *       database access
                                    *       data feeds/transmissions
                                    *       e-mail
                                    *       data transfer
                           Any NetChemistry copyrighted programs & materials

                 (4) Copies, in object code, of all other computer software proprietary to NetChemistry which is "Utilized to Operate the ATCADVANTAGE Web Site," together with a non-exclusive, nontransferable, site license to utilize such software for the sole purpose of continuing to operate the ATCADVANTAGE Web Site in connection with the business of B2B internet automotive vehicle remarketing.


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                 (5) Copies, in object code, of the following third party
computer software (not all of which may necessarily be Utilized to Operate the ATCADVANTAGE Web Site):

         FREEWARE:
         o        FREEWARE/proftpd (production only)...no license
         o        FREEWARE/perl...no license
         o        ImageMagick/ImageMagick perl version .. no license required
         o        Oracle/Oracle Server...no license required for development
         o        Microsoft/Internet Explorer...no license required
         o        Netscape/Netscape Navigator.. no license required
         o        Microsoft/Web Application Stress Tool.. no license required


         LICENSED PRODUCTS PURCHASED BY ATC:
         o        Silverstream/Silverstream server (production only)
         o        COM-PRESS/easyaccess2000 (production only)
         o        Sun/Solaris... licenses come with each server

(The Software Deliverables described in subparagraphs (1), (2), and (3) of this SECTION 2(B) shall be referred to collectively herein as the "Work Product").

Upon receipt of the Software Deliverables, Escrow Agent shall hold the Software Deliverables in the Escrow Account.

Except as expressly set forth in this Escrow Agreement, nothing herein contained shall be deemed to alter by implication the respective ownership and license rights of the parties established under the Related Agreements.

             (c) Except as expressly set forth in subparagraph 2(b)(4) above, nothing herein contained shall require the delivery by NetChemistry of any third party software. Without limiting the generality of the foregoing, NetChemistry shall not be required to deliver any of the following third party software, some of which may be Utilized to Operate the ATCADVANTAGE Web Site, and other modules of which may be helpful to the future operation or development of the web site:


        o        Microsoft/SourceSafe...(license required)
        o        Sourcegear/SourceOffSite...(license required)
        o        Quest/Toad...(license required)
        o        Silverstream/Silverstream developer...(partnership program, license required)
        o        Microsoft/Windows 2000...(license required)
        o        Microsoft/Office products (word, excel, outlook, etc.)...(license required)
        o        Adobe/Photoshop...(license required)



                                       4


        o        Adobe/Imageready...(license required)
        o        Macromedia/Dreamweaver Ultradev...(license required)
        o        Portera/Portera Issue Manager...(license required)
        o        Microsoft/Visio...(license required)
        o        Hummingbird/Exceed...(license required)
        o        Microsoft/NT Server...(license required)

The third party software excluded from delivery into escrow pursuant to the provisions of this SECTION 2(C), shall be referred to herein as the "Excluded Software".

             (d) ATC and NetChemistry shall engage SilverStream to verify that the Software Deliverables contain all of the Work Product and NetChemistry proprietary software Utilized to Operate the ATCADVANTAGE Web Site, in accordance with the following procedure:

                 (1) SilverStream shall designate a single individual (the "Verifying Employee "), who shall be an employee of SilverStream, to conduct the verification.

                 (2) The Verifying Employee shall be free of any conflicts of interest, whether actual, potential, or apparent, (including, without limitation, any current or past applications for or solicitations of employment, or other communications with respect to possible employment, with any of the parties to this agreement), except any such conflicts of interest which may be waived in writing by ATC and NetChemistry. The Verifying Employee may be requested by either ATC or NetChemistry to disclose any and all conflicts of interest, whether actual, potential, or apparent, prior to commencement of performance of his verification activities hereunder, and to verify the absence of any. ATC and NetChemistry each hereby represent and warrant to the other that, prior to the commencement of verification activities hereunder by the Verifying Employee, they will disclose in writing to the other any known or suspected conflicts of interest, whether actual, potential, or apparent, on the part of the Verifying Employee. ATC and NetChemistry shall be prohibited, for a period of two years from the date of this agreement, from directly or indirectly employing or hiring, as an employee, consultant, or otherwise, the Verifying Employee; provided, however, that nothing herein contained shall prevent either party from engaging SilverStream in any manner whatsoever, so long as such engagement does not require, induce, or encourage any breach of the obligations of confidentiality undertaken by the Verifying Employee.

                 (3) The Verifying Employee shall execute a confidentiality agreement in favor of NetChemistry and ATC, in form and substance acceptable to NetChemistry and ATC, with respect to the source code and any other confidential material proprietary to NetChemistry and ATC provided as part of the Software Deliverables.

                 (4) NetChemistry shall make available to the Verifying Employee access to the operating hardware and software utilized by NetChemistry to operate the ATCADVANTAGE Web Site. The Verifying Employee shall have the opportunity, and shall be provided with the necessary equipment and facilities, to make copies of any or all of the software Utilized to Operate the ATCADVANTAGE Web Site, aside from any Excluded Software, as deemed necessary by the Verifying Employee to verify that the Software Deliverables constitute all of the software "Utilized to Operate the ATCADVANTAGE Web Site" with the exception of any Excluded Software. Any such software copied by the Verifying Employee shall be delivered, immediately upon completion of copying at the NetChemistry facilities, by the Verifying Employee, to an authorized agent of Escrow Agent, who shall transport such copies to the offices of Escrow Agent to be deposited and held in the Escrow Account.

                 (5) The parties shall use their best efforts and shall take all steps necessary and appropriate to arrange for and complete the verification and the close of escrow no later than August 7, 2001. Unless delayed as a result of the inability of the Verifying Employee to complete his verification by such date, final verification shall occur on August 7, 2001. A preliminary verification shall be conducted as soon as possible following the date of this Escrow Agreement and before August 7, 2001, so that the only remaining verification required on August 7, 2001, will be to update the Software Deliverables with any additional Work Product created during the interim. Following the preliminary verification, the Verifying Employee shall provide the parties with written notice of the results of the preliminary verification.

                 (6) All costs, expenses, and charges incurred for the services rendered by SilverStream and the Verifying Employee shall be borne by ATC, and ATC shall indemnify NetChemistry and hold it harmless from and against any such costs, expenses, or charges.

             (e) Upon final verification of the content of the Software Deliverables, the Verifying Employee shall execute a Verification Notice in the form attached hereto as EXHIBIT A, and deliver such notice to ATC, NetChemistry, Escrow Agent, and Eagle. The Verification Notice shall identify any material exceptions between the Software Deliverables and the modules currently Utilized to Operate the ATCADVANTAGE Web Site.

             (f) As soon as practicable after receipt of the Verification Notice, NetChemistry and ATC shall discuss the nature and extent of the material exceptions identified in the Verification Notice, if any. Upon the parties mutually acceptable resolution of any identified material exceptions, the parties shall execute the escrow instructions in the form of closing notice attached hereto as EXHIBIT B, and ATC shall deliver the Escrow Funds forthwith. The date of the parties' mutually acceptable resolution of any identified material exceptions shall be referred to as the "Verification Date."

             (g) In the event that there are no material exceptions identified in the Verification Notice, the date of the Verification Notice shall be deemed to be the "Verification Date", ATC shall deliver the Escrow Funds forthwith, and the parties shall execute the Closing Notice.


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

             (h) In the event ATC is unable to deliver the Escrow Funds on the Verification Date, ATC shall have one business day after receipt of the Verification Notice within which to deliver the Escrow Funds.

             (i) In the event that the parties are not able to agree on a mutually acceptable resolution of any identified material exceptions, the parties shall so notify Escrow Agent. As soon as practicable upon receipt of notification that the parties cannot mutually agree on an acceptable resolution, or if the Verification Date has not occurred by August 31, 2001, Escrow Agent shall return (1) to NetChemistry, any Software Deliverables in the Escrow Account, the counterpart original Settlement Agreement executed by NetChemistry, and the Stipulation for Dismissal; (2) to ATC, the Note, unless otherwise paid with Escrow Funds in the Escrow Account, together with the counterpart original Settlement Agreement executed by ATC; and (3) to ATC, the Escrow Funds, if any. As a matter with which the Escrow Agent need not be concerned, substantially contrary with the deliveries specified in the preceding sentence, NetChemistry shall return to Eagle the Guaranty.

             3. DISBURSEMENT OF SOFTWARE DELIVERABLES AND ESCROW FUNDS.

             (a) Upon receipt of (A) the Closing Notice duly executed by ATC and NetChemistry, and (B) the Escrow Funds in exchange for the Note, Escrow Agent shall deliver or transfer the Escrow Funds to NetChemistry, shall deliver the Software Deliverables and the Stipulation for Dismissal to ATC, and shall deliver to ATC and NetChemistry, respectively, the counterpart originals of the Settlement Agreement, as duly executed by the other party thereto.

             (b) Upon receipt of either or both of the Closing Notice duly executed by ATC and NetChemistry, or the unqualified Verification Notice from SilverStream, and in the event that the Escrow Funds have not been deposited with Escrow Agent in exchange for the Note within three business days following the later of August 7, 2001, or the date of receipt of the Verification Notice, Escrow Agent shall deliver or transfer (1) to NetChemistry, any Software Deliverables in the Escrow Account, the counterpart original Settlement Agreement executed by NetChemistry, the Stipulation for Dismissal, and the Note; and (2) to ATC, the counterpart original Settlement Agreement executed by ATC.

             4.MAINTENANCE OF RECORDS. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of the escrow, Escrow Agent shall provide ATC and NetChemistry with a complete and accurate account of the transactions. ATC and NetChemistry shall also have access to such books and records relating to the Escrow Account at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent; PROVIDED, HOWEVER, that ATC shall have no access to the Software Deliverables prior to the close of escrow hereunder.


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

             5. EXCULPATION AND INDEMNIFICATION OF ESCROW AGENT. Each of the parties hereto agree:

             (a) to authorize Escrow Agent, in the event of any conflicting demands made upon it concerning this Escrow Agreement or the escrow, at its election, to hold any money, documents, and Software Deliverables deposited hereunder until it receives mutual instructions by all parties or until a civil action shall have been fully concluded in a court of competent jurisdiction, determining the rights of the parties. In the alternative, Escrow Agent may, at its discretion, at any time, commence a civil action to interplead any conflicting demands to a court of competent jurisdiction.

             (b) to indemnify and hold harmless Escrow Agent for, from, and against all costs, damages, attorneys' fees, expenses, and liabilities, which it may incur or sustain in connection with this Escrow Agreement or any court action arising therefrom and will pay same on demand. This right of indemnification shall survive the termination of this Escrow Agreement, and/or the removal or resignation of the Escrow Agent.

             (c) that unless otherwise herein expressly provided, the Escrow Agent shall not be held liable for any action taken or omitted under this Escrow Agreement, so long as it shall have acted in good faith and without negligence. The Escrow Agent shall have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any documents or instruments submitted to it in connection with its duties hereunder. The Escrow Agent shall be entitled to deem the signatories of any document or instrument submitted to it hereunder as being authorized to sign such documents or instruments on behalf of the party submitting such documents or instruments, and shall be entitled to rely upon the genuineness of signatures or such signatories without inquiry and without requiring substantiating evidence. At the option of Escrow Agent, facsimile copies of documents may be accepted as originals.

             (d) to grant Escrow Agent a lien on all escrowed assets for all fees, expenses, taxes, indebtedness, and other financial obligations that may become owing to Escrow Agent arising hereunder, including any indemnities prescribed herein. In all cases, Escrow Agent may deduct any unpaid fees, with prior notice, before final disbursement of the escrow funds. To the extent that Escrow Agent deducts any unpaid fees from the final disbursement of escrow funds, the party otherwise entitled to receipt of the escrow funds shall be promptly reimbursed by the other party for any amount deducted from the escrow funds attributable to any failure by the latter to pay its share of the Escrow Agent's fees.

             6.COMPENSATION OF ESCROW AGENT. For all services rendered by Escrow Agent hereunder, Escrow Agent shall be entitled to receive from ATC and NetChemistry the fees (the "Fees") described and calculated on the fee schedule attached as EXHIBIT C hereto. The Fees earned shall be payable on the earliest to occur of: (i) any date the Escrow Funds and Software Deliverables are disbursed in accordance with SECTION 3(A) hereof, (ii) the occurrence of the events set forth in SECTION 2(I) or SECTION 3(B) hereof, or (iii) the resignation of the Escrow Agent as set forth in SECTION 8 hereof. The Fees shall be payable by and prorated


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

equally among ATC and NetChemistry. To the extent such fees and expenses are not paid by the undersigned, the foregoing shall be paid from the cash in the Escrow Funds after written notice from the Escrow Agent to the undersigned.

             7.FURTHER ASSURANCES. From time to time, on and after the date hereof, the parties shall deliver, or cause to be delivered, to Escrow Agent such further documents and instruments and shall do any further acts, or cause such further acts to be done as Escrow Agent shall reasonably request (it being understood that Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Escrow Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

             8.RESIGNATION. Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the other parties hereto at least fifteen (15) business days' notice hereof. As soon as practicable after its resignation, Escrow Agent shall turn over to a successor Escrow Agent appointed jointly by ATC and NetChemistry all monies and property held hereunder (less such amount as Escrow Agent is entitled to retain pursuant to SECTION 5) upon presentation of the document appointing the new Escrow Agent and its acceptance thereof. If no new Escrow Agent is so appointed within a thirty (30) day period following such notice of resignation, Escrow Agent may deposit the aforesaid monies and property with any court it deems appropriate, or may return the materials deposited to the parties who originally deposited such materials with Escrow Agent.

             9.ADDITIONAL AGREEMENTS OF ATC AND NETCHEMISTRY. As additional covenants effective only as between ATC and NetChemistry, and with which Escrow Agent need not be concerned, ATC and NetChemistry agree as follows:

             (a) CONDITIONAL STAY OF FURTHER PROCEEDINGS. All proceedings in American Arbitration Association, Orange County, California, Demand for Arbitration, entitled NETCHEMISTRY, INC., V. AUTOTRADECENTER.COM, ET. AL, filed July 13, 2001 (the "Litigation") shall be stayed and no further pleadings filed or motions will be urged until any of the following occur: (1) the escrow closes hereunder and the Stipulation for Dismissal has been filed, or (2) escrow is terminated without closing due to the failure of the conditions necessary to closing; or (3) August 31, 2001.

             (b) COMPLETION OF SERVICES. NetChemistry shall continue to provide, through and including August 7, 2001, the services pursuant to the Professional Consulting Services Agreement dated March 21, 2001, as directed by a representative of ATC through an individual specified by NetChemistry, in the manner provided for in and in accordance with the March 21, 2001, Development Agreement. On August 7, 2001, or as soon as practicable thereafter, NetChemistry shall deliver the Work Product (as defined in that agreement) to the Escrow Agent, to be disbursed by the Escrow Agent to ATC under the terms and conditions set forth herein.

             (c) SUPPLEMENTAL SERVICES. NetChemistry shall provide such services as may be requested by ATC and as may be reasonably necessary or appropriate to assist ATC in the transition of the operation and management of the ATCADVANTAGE Web Site from NetChemistry to ATC. Without limiting the generality of the foregoing, NetChemistry shall provide to ATC documentation as to the directory structures utilized in the operation of the ATCADVANTAGE Web Site together with installation instructions as and to the degree requested by ATC. To the extent that ATC timely directs NetChemistry to engage in such activities during the term of the existing development obligations of NetChemistry under the March 21, 2001 Development Agreement, ending on August 7, 2001 (as and to the extent such services can be performed prior to the close of escrow hereunder), in lieu of some portion or all of the development services otherwise being provided during such term, such services shall be performed by NetChemistry at no additional charge to ATC except for any extra out-of-pocket expenses incurred. As and to the extent such services are requested either following August 7, 2001, or, during the term of this Escrow Agreement, in addition to services being provided under the March 21, 2001 Development Agreement, ATC shall pay to NetChemistry, in advance, NetChemistry's charges at its then prevailing rates.

             (d) NONSOLICITATION. ATC shall be prohibited, for a period of two years from the date of this Escrow Agreement, from directly or indirectly employing or hiring, as an employee, consultant, or otherwise, any person who is an employee of NetChemistry as of the date of this Escrow Agreement or at any time within the period ending two years from the date of this Escrow Agreement.

             (e) REPRESENTATIONS AND WARRANTIES OF NETCHEMISTRY. NetChemistry hereby represents and warrants to ATC as follows:

                 (1) The Software Deliverables as delivered to ATC at the close of escrow hereunder, together with the Excluded Software, shall constitute all of the software in actual, current use, as of the date of this Escrow Agreement, and during the term of this Escrow Agreement, in the operation and management by NetChemistry of the websites located at WWW.HFCARSALES.COM, volvoride.com, WWW.SUZUKIPROLINE.COM, WWW.ATCAUCTIONLINK.COM, and FTP.ATCADVANTAGE.COM.

             10. CONSENT TO SERVICE OF PROCESS. Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of California, in the County of Orange, and of any federal court located in such state and county in connection with any action, suit, or other proceeding arising out of or relating to this Escrow Agreement or any action taken or omitted hereunder.

             11. NOTICES. Unless otherwise provided herein, any notice, offer, exercise of rights or other communication required or permitted to be given hereunder shall be in writing and shall be given by registered or certified mail, confirmed facsimile or telecopy, overnight delivery service such as Federal Express if a receipt is obtained showing delivery, at such party's address set forth next below or such other address as such party may hereafter specify


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

by notice to the other parties hereto, or by actual personal delivery. Any notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by confirmed telecopy or like transmission, on the date of delivery shown on the receipt when sent by overnight delivery service, or on the date shown on the return receipt for delivery or refusal when given by registered or certified mail. Address and fax numbers for such notice are as follows:

                  If to Escrow Agent:       Stradling Yocca Carlson & Rauth
                                            660 Newport Center Drive
                                            Suite 1600
                                            Newport Beach, California 92660-6441
                                            Attention:  Nick E. Yocca, Esq.
                                            Facsimile:  (949) 725-4100
                                            Confirming No:  (949) 725-4000

                  If to ATC:                AutoTradeCenter.com Inc.
                                            15170 North Hayden Road
                                            Scottsdale, Arizona 85260
                                            Attention:  Roger Butterwick
                                            Facsimile:  (480) 609-3775
                                            Confirming No:  (480) 556-6701

                           with a copy to:

                                            Greenberg Traurig, LLP
                                            2375 E. Camelback Road, Suite 700
                                            Phoenix, Arizona 85016
                                            Attention:  Robert S. Kant
                                            Facsimile:  (602) 445-8100
                                            Confirming No.:  (602) 445-8000

                  If to NetChemistry:       NetChemistry, Inc.
                                            4600 Campus Drive, Suite 201
                                            Newport Beach, California 92660
                                            Attention:  Alfred Lutter
                                            facsimile:        (949) 608-1701
                                            confirming no:    (949) 608-1717






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

                           with a copy to:

                                            Ed Sybesma, Esq.
                                            Rutan & Tucker
                                            611 Anton Boulevard
                                            Suite 1400
                                            Costa Mesa, CA 92626
                                            facsimile:        (714) 546-9035
                                            confirming no:    (714) 641-3427


             12. MISCELLANEOUS.

             (a) BINDING NATURE OF ESCROW AGREEMENT; NO ASSIGNMENT. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns, except that no party may assign, delegate, or transfer its rights or obligations under this Escrow Agreement without the prior written consent of the other parties hereto. Any assignment, delegation, or transfer made in violation of this SECTION 12(A) shall be null and void.

             (b) CONTROLLING LAW. This Escrow Agreement and all questions relating to its validity, interpretation, performance, and enforcement shall be governed by and construed in accordance with the laws of the State of California, notwithstanding any California or other conflict-of-law provisions to the contrary. The laws of the State of California and the rules and regulations of the California Bar Association shall govern the performance and obligations of Escrow Agent, and any and all conflicts arising from or related to the performance of Escrow Agent's duties and obligations hereunder, notwithstanding any California or other conflict-of-law provisions to the contrary.

             (c) HEADINGS. The headings in this Escrow Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

             (d) ENTIRE ESCROW AGREEMENT. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Escrow Agreement may not be modified or amended other than by an agreement in writing.

             (e) REGARDING THE ESCROW AGENT. ATC and NetChemistry each understand and acknowledge that Escrow Agent is a professional corporation engaged in the practice of law and that its duties as Escrow Agent hereunder arise from its contemporaneous association with and bona fide client relationship with NetChemistry and Walter Cruttenden, the principal


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

stockholder of NetChemistry. ATC and NetChemistry each understand and acknowledge that Escrow Agent has apprised them of the provisions of Rule 3-310 of the Rules of Professional Conduct of the State Bar of California, a copy of which is attached hereto as EXHIBIT E. Each of ATC and NetChemistry hereby consent to Escrow Agent's performance as Escrow Agent with respect to this Escrow Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

                             AUTOTRADECENTER.COM INC.


                             By: /s/ JOHN E. ROWLETT
                                -----------------------------------------------
                             Name:  JOHN E. ROWLETT
                                  ---------------------------------------------
                             Title: SECRETARY
                                   --------------------------------------------


                             NETCHEMISTRY, INC.


                             By: /s/ ALFRED WILLIAM LUTTER III
                                -----------------------------------------------
                             Name: ALFRED WILLIAM LUTTER III
                                  ---------------------------------------------
                             Title: CHIEF EXECUTIVE OFFICER
                                   --------------------------------------------


                             STRADLING YOCCA CARLSON & RAUTH


                             By: /s/ NICK E. YOCCA
                                -----------------------------------------------
                             Name: NICK E. YOCCA
                                  ---------------------------------------------
                             Title:  SHAREHOLDER
                                   --------------------------------------------






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